Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in Form 10-K (No. 000-50160) of Hechinger Liquidation Trust of our report dated December 16, 2003 relating to the financial statements of Hechinger Liquidation Trust which appear in such Form 10-K.

Washington, D.C	/s/ Kaiser Scherer & Schlegel, PLLC
December 19, 2003